AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

     This Amended and Restated Executive Employment Agreement (the “Agreement”) is made as of May 11, 2007 (the “Effective Date”), and amends and restates in its entirety the Executive Employment Agreement dated December 18, 2003 (the “Original Date”) and amended on October 20, 2005 between Staktek Corporation (and later assigned to Staktek Holdings, Inc.) (the “Company”), and Stephanie Lucie (“Executive”).

RECITALS

     WHEREAS, the Company desires to retain the services of Executive as Senior Vice President, General Counsel and Corporate Secretary;

     WHEREAS, the Parties desire to enter into this Agreement to set forth the terms and conditions of Executive’s employment by the Company and to address certain matters related to Executive’s employment with the Company;

     NOW, THEREFORE, in consideration of the foregoing and the mutual provisions contained herein, and for other good and valuable consideration, the Parties hereto agree as follows:

     1. Employment. Effective on the Effective Date and subject to the terms and conditions of this Agreement, the Company agrees to employ Executive as its Senior Vice President, General Counsel and Corporate Secretary, and Executive agrees to perform the duties associated with that position diligently and to the reasonable satisfaction of the Company’s Board of Directors. From the Effective Date until termination of this Agreement, Executive will devote Executive’s full business time, attention and energies to the business of the Company. Executive will report to the President and Chief Executive Officer of the Company, and will comply with the directives, policies, and guidelines established by the Company’s Board of Directors from time to time.

2.	Term and Termination.

(a) Term. Executive will be employed under this Agreement for an initial term of two

(2) years (the “Initial Term”), beginning on the Effective Date. This Agreement shall renew for successive one (1) year periods after the completion of the Initial Term unless either party gives written notice of termination at least forty-five (45) days prior to the expiration of the Initial Term, or any renewal term. As set forth in Section 3(d), upon termination by the Company without Cause, Executive shall be entitled to Severance Benefits.

     (b) Termination. Notwithstanding the foregoing, either party may terminate this Agreement at any time, with or without Cause (defined below), by giving written notice of termination to the other party. Upon termination, neither party will have any continuing obligation to the other party, except that the provisions of Sections 3(c), 3(d), 5, 6, 7 and 8 and, to the extent not theretofore paid or provided in respect of services rendered prior to the date of termination, the provisions of Section 4, will survive any termination of this Agreement and will remain in effect in accordance with their terms.

     (c) Cause. For purposes of this Agreement, a termination of employment is for “Cause” if the termination occurs because of Executive’s: (i) unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes, or could reasonably be expected to cause, material harm to the Company; (ii) conviction of, or plea of “guilty” or “no contest” to, a felony or any crime involving moral turpitude; (iii) willful misfeasance or gross misconduct in the performance of Executive’s duties; (iv) substance abuse that in any manner materially interferes with the performance of Executive’s duties; (v) chronic absence from work for reasons other than illness; or (vi) failure to perform Executive’s assigned duties, after receiving written and reasonable notice from the Company and an opportunity of at least thirty (30) days to correct any such failure and/or dispute the original notice. Although the foregoing is an exclusive list of the grounds for terminating Executive’s employment for “Cause,” it is expressly understood that the Company, or any acquirer or successor of the Company, may terminate Executive’s at-will employment for reasons that do not constitute “Cause.” A termination without “Cause” includes not only involuntary terminations by the Company, but also voluntary terminations by Executive resulting from either: (a) a reduction in employment status, duties, compensation or benefits; or (b) a change in location of employment outside of a fifty (50)-mile radius of the Company’s current principal office, without Executive’s consent.

3.	Compensation.

(a) During the term of Executive’s employment, the Company will pay Executive a base salary at the rate of $18,375.00 per month ($220,500 annualized) (the “Base Salary”), payable in accordance with the standard payroll practices of the Company in effect from time to time. All of Executive’s compensation under this Agreement will be subject to deduction and withholding authorized by Executive or required by applicable law. Salary adjustments will be determined by the Board of Directors, in its sole and absolute discretion, on at least an annual basis; however, under no circumstances may Executive’s salary be reduced below the Base Salary without her consent.

     (b) Executive is eligible to participate in the Company’s 401(k) Profit Sharing Plan (as may be amended by the Company from time to time) on substantially the same terms as other Vice Presidents of the Company.

     (c) Executive is eligible to participate in the Company’s Bonus Incentive Plan on substantially the same terms as other executives of the Company. Executive’s maximum potential payout under the Bonus Incentive Plan is 70% of Executive’s annual base salary.

     (d) Executive has been granted an option (the “Option”) to purchase up to one hundred forty thousand (140,000) shares of the Company’s common stock (the “Option Shares”), at an exercise price equal to $2.73 with standard four-year vesting. Except as otherwise provided in this Agreement, vesting of Option Shares shall cease upon the termination of Executive’s employment with the Company. In the event of a “Change in Control” (as defined in the 2003 Option Plan) and termination without Cause of Executive’s employment following the Change in Control, the Option Shares will vest in full.

     (e) In the event of a termination without Cause, the Company agrees: (A) to continue to pay Executive her then-current Base Salary for an additional twelve (12) months following the termination date, with the payments to be made in accordance with the Company’s standard payroll practices, and on the Company’s normal paydays; and (B) to accelerate vesting of the Option Shares that would have vested over the twelve (12) months following the termination date; (however, only if required by Section 409A of the Internal Revenue Code, these payments and acceleration may not begin until the first day of the seventh month following Executive’s termination of employment); and (C) to extend the exercise period of the Option Shares to six (6) months following the termination of employment. The payments, the accelerated vesting of Option Shares and the extension to exercise set forth in this section shall be referred to collectively as the “Severance Benefits.” Executive’s right to the Severance Benefits is expressly conditioned on Executive’s execution of a customary general release of claims in favor of the Company, its affiliates and their respective directors, officers, employees, shareholders and partners, and her compliance with the surviving provisions of this Agreement and the Company’s Employee Innovations and Proprietary Rights Assignment Agreement.

     4. Executive Benefits. During the term of this Agreement, the Company will provide to Executive such fringe benefits and perquisites that the Company provides to other executives of the Company, including twenty seven (27) days of paid time off and participation in all Company health, dental and other employee benefit plans. In addition, the Company will reimburse Executive for reasonable out-of-pocket business expenses incurred and documented in accordance with the policies of the Company in effect from time to time.

5.	Restrictive Covenants.

(a) Consideration For Promise To Refrain From Competing. Executive agrees that her services to the Company are special and unique; that the Company’s disclosure of confidential and proprietary information, trade secrets, and specialized training and knowledge to Executive and Executive’s level of compensation and benefits are in consideration of and conditioned upon Executive’s covenant not to compete with Company following her termination as provided for in this Section 5. Executive further acknowledges and agrees that the benefits received by Executive pursuant to this Agreement constitute adequate consideration for Executive’s agreement to this Section 5. Executive acknowledges that this consideration is adequate for Executive’s promises contained within this Section 5 and gives rise to the Company’s interest in ensuring that she refrains from post-termination competition as provided for herein.

     (b) Covenant Not to Compete. The “Noncompetition Period” began on the Original Date and will end twelve (12) months after the date on which Executive’s employment with the Company terminates for any reason (the “Termination Date”). During the Noncompetition Period, Executive will not, directly or indirectly, on Executive’s own behalf or as an officer, director, employee, consultant or other agent of, or as a stockholder, partner or other investor in, any person or entity (other than the Company or its affiliates):

     (i) Engage in any Business (as hereinafter defined) conducted by the Company (a “Competing Business”) within any geographic area in which the Company, its subsidiaries or affiliates conducts any business (including the United States) (the “Territory”); provided, however, that Executive shall not be precluded from working for any company whose primary business is memory modules, so long as Executive does not work on the development, design, manufacture or sale of memory module stacking technology or any other Competing Business, or;

     (ii) Directly or indirectly influence or attempt to influence any customer, potential customer, supplier or accounts of the Company, its subsidiaries or affiliates located within the Territory to purchase, sell or lease goods or services related to a Competing Business other than from or to the Company; or

     (iii) Solicit, encourage, or take any other action which is intended, directly or indirectly, to induce any other employee of the Company to terminate such employee’s employment with the Company, or interfere in any manner with the contractual or employment relationship between the Company and any other employee of the Company, or hire or attempt to hire any former employee of the Company whose termination from employment has been effective for ninety (90) days or less.

Provided, however, that the foregoing restrictions will not apply to any investment in publicly traded securities constituting not more than 5% of the outstanding securities in any class of such securities. For purposes of this Agreement, the term “affiliate” means with respect to any person or entity any other person or entity controlling, controlled by or under common control with such person or entity. For purposes of this Section 5, the definition of “Business” will be the business of the Company as of the date of Executive’s termination and the business of the Company actually proposed to be entered into as evidenced by written and adopted business plans of the Company.

6.	Enforcement

(a) Executive represents to the Company that Executive is willing and able to engage in businesses other than a Competing Business within the Territory and that enforcement of the restrictions set forth in Section 5 would not be unduly burdensome to Executive. The Company and Executive acknowledge and agree that the restrictions set forth in Section 5 are reasonable as to time, geographic area and scope of activity and do not impose a greater restraint than is necessary to protect the goodwill and other business interests of the Company, and Executive agrees that that the Company is justified in believing the foregoing.

     (b) If the provisions of Section 5 are found by a court of competent jurisdiction to contain unreasonable or unnecessary limitations as to time, geographical area or scope of activity, then such court is hereby directed to reform such provisions to the minimum extent necessary to cause the limitations contained therein as to time, geographical area and scope of activity to be reasonable and enforceable.

     (c) Executive acknowledges and agrees that the Company would be irreparably harmed by any violation of Executive’s obligations under Section 5 hereof and that, in addition to all other rights or remedies available at law or in equity, the Company will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation. If Executive violates Section 5, the period of time during which the provisions thereof are applicable will automatically be extended for a period of time equal to the time that Executive began such violation until such violation permanently ceases.

     7. Confidentiality and Proprietary Rights. Executive agrees to read, sign and abide by Company’s Employee Innovations and Proprietary Rights Assignment Agreement, which is attached hereto as Exhibit B and incorporated herein by reference.

     8. Mediation. In the event that any disputes arise between the Parties with respect to this Agreement, the Parties acknowledge and agree that prior to initiating any litigation regarding such dispute, they shall submit their dispute to a mutually agreeable mediator for purposes of conducting non-binding mediation in an effort to resolve the dispute without the necessity of litigation.

     9. No Obligation to Third Party. Executive represents and warrants that Executive is not under any obligation to any person or other third party and does not have any other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit, or impair Executive’s performance of any of the covenants hereunder or Executive’s duties as an employee of the Company.

     10. Entire Agreement. This Agreement, along with the agreements and documents that make up the 2003 Stock Option Plan and the Company’s Employee Innovations and Proprietary Rights Assignment Agreement (which are incorporated herein by reference), embodies the complete agreement of the parties with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that relate in any way to the subject matter hereof. This Agreement may be amended only in writing executed by the Company and Executive.

     11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives and successors of the Company and Executive.

     12. Notice. Any notice required or permitted under this Agreement must be in writing and will be deemed to have been given when delivered personally, by telecopy or by overnight courier service or three days after being sent by mail, postage prepaid, to (a) if to the Company, to the Company’s principal place of business, or (b) if to Executive, to Executive’s residence or to Executive’s latest address then contained in the Company’s records (or to such changed address as such person may subsequently give notice of in accordance herewith).

     13. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH SUBSTANTIVE LAWS OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW, RULE OR PRINCIPLE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     14. Counterparts. This Agreement may be executed in counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered,

shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     IN WITNESS WHEREOF, the Company and Executive have executed and delivered this Agreement as of the date first above written.

STAKTEK HOLDINGS, INC.

By:	/s/ Wayne R. Lieberman
Name:	Wayne R. Lieberman
Title:	Chief Executive Officer	and
President

EXECUTIVE
/s/ Stephanie Lucie
STEPHANIE LUCIE